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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  Big Sky Bancorp, Inc.

    We consent to the use in this Registration Statement of Sterling Financial Corporation on Form S-4 of our report dated May 8, 1998 on the financial statements of Big Sky Bancorp, Inc. for the year ended March 31, 1998, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                          /s/ Deloitte & Touche LLP

Portland, Oregon
June 23, 1998